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                                                                    EXHIBIT 23.3

                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

     As independent petroleum consultants, we hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reports to Snyder Oil Corporation dated February 10, 1994 and February 11, 1994 appearing as exhibits to Snyder Oil Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to all references to our firm included as a part of this Registration Statement on Form S-3 to be filed on or about March 25, 1994.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By:   /s/  FREDERIC D. SEWELL
                                            Frederic D. Sewell
                                            President

Dallas, Texas
March 23, 1994